Exhibit 10.10

COMMUNITY HEALTHCARE TRUST

INCORPORATED

COMPENSATION REDUCTION ELECTION FORM

I.                                        Elective Reduction Percentages

As specified below, I hereby elect, pursuant to Paragraph 4 of the Alignment of Interest Program (the “Program”) of the 2014 Incentive Plan (the “Plan”) of Community Healthcare Trust (the “Company”), to reduce that percentage of each compensation type indicated below which would otherwise be paid to me in cash during 20     (with respect to compensation earned with respect to services to be performed by me subsequent to the date of this election) and subject the amount of such reduced compensation to a Restriction Period (3, 5 or 8 years) as outlined below:

Compensation Type	Deferral Percentage		Restriction Period
Annual Base Salary		%
Annual Bonus		%
Other Compensation		%

I understand that this election is irrevocable for 20      .  Capitalized terms, not defined herein, shall have the meaning given such terms in the Program or the Plan.

II.                                   Form and Timing of Receipt of Shares

I understand that compensation reduced by this election will be applied to the acquisition of Acquisition Shares.  I will receive an Award based upon the Acquisition Shares multiplied by the Restriction Multiple, determined by the Restriction Period.  Shares, both Acquisition Shares and Awards, shall be credited to my account as soon as administratively feasible.  I will, at the time shares are credited to my account, have all rights of a stockholder subject to the restrictions pursuant to the Program and the Plan.  Such rights include the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

I shall receive the shares, both Acquisition Shares and the Award, unrestricted pursuant to the terms of this election, the Program, the Plan, my employment agreement or as otherwise agreed to in writing by both parties.

Executed effective as of the date specified below.

Executive:

Title:

Date signed:

Receipt of form by the Company

Received by:

Title:

Date signed: